PRESS RELEASE


For more information:

Sweetheart Cup Company Inc.
Hans H. Heinsen
Chief Financial Officer
410-363-1111


SWEETHEART CUP COMPANY INC. ANNOUNCES THE COMMENCEMENT OF AN EXCHANGE OFFER AND CONSENT SOLICITATION WITH RESPECT TO ITS 12% SENIOR SUBORDINATED NOTES DUE 2003

Owings Mills, MD, February 27, 2003 -- Sweetheart Cup Company Inc. ("Sweetheart") announced today that it is commencing an offer to exchange new 12% Senior Notes due 2004 ("New Notes") for all of its outstanding 12% Senior Subordinated Notes due 2003 ("Sweetheart Notes") and a consent solicitation to eliminate certain restrictive covenants and other provisions in the indenture governing the Sweetheart Notes. The exchange offer will be conditioned on, among other things, the receipt of tenders from holders of at least 90% of the principal amount outstanding of the Sweetheart Notes and Sweetheart obtaining an amendment to its senior credit facility.

Sweetheart is offering to make a consent payment to holders of the Sweetheart Notes equal to 1% of the aggregate principal amount of the Sweetheart Notes tendered by such holder and that are accepted for exchange. Holders must tender their Sweetheart Notes and give their consent to the proposed amendments to the indenture governing the Sweetheart Notes prior to 5:00 p.m., New York City time, on March 12, 2003 (which date and time may be extended, the "Consent Date"). Holders who tender their Sweetheart Notes and give their consent after the Consent Date will not be entitled to a consent payment.

The exchange offer will expire at 5:00 p.m., New York City time, on March 27, 2003, unless extended or terminated by Sweetheart.

Holders who tender their Sweetheart Notes in the exchange offer will be deemed to have consented to the proposed amendments to the indenture governing the Sweetheart Notes. Holders may not tender their Sweetheart Notes without consenting to the proposed amendments and may not deliver consents without tendering their Sweetheart Notes.

The consent to the proposed amendments requires the consent of holders of at least a majority of the principal amount of Sweetheart Notes outstanding. Upon receipt of the requisite consent from the holders of the outstanding Sweetheart Notes, it is anticipated that Sweetheart and The Bank of New York, the trustee under the indenture governing the Sweetheart Notes, will execute a supplemental indenture implementing the proposed amendments to the indenture governing the
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Sweetheart   Notes.   Upon  consummation  of  the  exchange  offer  and  consent solicitation, Sweetheart and Wells Fargo Bank Minnesota, National Association, will execute an indenture governing the New Notes. Holders of Sweetheart Notes who do not tender their notes and consent to the proposed amendments on a timely basis will not be eligible to receive the consent payment even though the consent to the proposed amendments, if adopted upon receipt of the requisite consent, will be binding on them.

Bear, Stearns & Co. Inc. is acting as the dealer manager for the exchange offer and consent solicitation and any questions regarding the exchange offer and the consent solicitation may be directed to Bear, Stearns & Co., Global Liability Management Group, at (877) 696-2327 (toll-free). D.F. King & Co., Inc. is acting as information agent in connection with the exchange offer and consent solicitation. Copies of the exchange offer and consent solicitation documents may be obtained from D.F. King & Co., Inc. by calling collect (if a bank or broker) at (212) 269-5550 or toll-free at (800) 488-8075.

About Sweetheart

Sweetheart is one of the largest producers and marketers of disposable foodservice products and food packaging products in North America. It sells a broad line of disposable paper, plastic and foam foodservice and food packaging products, consisting primarily of cups, lids, plates, bowls, napkins and containers.

Additional Information

Holders may request additional copies of the prospectus detailing the terms of the exchange offer and consent solicitation as well as the consent and letter of transmittal by contacting:

D.F.King &Co., Inc.
48 Wall Street
New York, New York 10005
Bank and Brokers Call Collect: (212) 269-5550
All Others Place Call Toll-Free: (800) 488-8075

THIS PRESS RELEASE IS FOR INFORMATION PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR SELL OR THE SOLICITATION OF AN OFFER TO BUY OR SELL ANY SECURITIES, AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE OF ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFERING OR SALE WOULD BE UNLAWFUL.

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